Exhibit (d)(xviii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                   SCHEDULE A
                                     to the
                          Investment Advisory Contract
                             Effective April 1, 2005

---------------------------------------- ---------------------------------------
Funds                                    Fee (based on average daily net assets)
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
MTB Money Market Fund                                    0.40%
---------------------------------------- ---------------------------------------
---------------------------------------- ---------------------------------------
MTB U.S. Treasury Money Market Fund                      0.40%
---------------------------------------- ---------------------------------------

     Witness the due execution hereof this 9th day of March, 2005, to become effective on April 1, 2005.


MTB INVESTMENT ADVISORS, INC.             MTB GROUP OF FUNDS


By:  /s/ William F. Dwyer                 By:  /s/ Beth S. Broderick
   -------------------------------           ---------------- ------------------
Name:  William F. Dwyer                   Name:  Beth S. Broderick
Title:  President                         Title:  Vice President